Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Martin P. Ketelaar, Vice President,
Investor Relations
(515) 362-3693
AmerUs Group Announces 2006 Earnings
Guidance and Date For 2006 Investor Conference
     DES MOINES, Iowa (January 5, 2006) — AmerUs Group Co. (NYSE:AMH), a leading producer of life insurance and annuity products, today announced its operating earnings guidance for 2006. AmerUs Group expects 2006 adjusted net operating income (1) to be within a range of $4.90 to $5.10 per diluted common share. This represents a nine to 13 percent increase over the midpoint of its 2005 guidance of $4.45 to $4.57 per diluted common share.
     The 2006 earnings guidance includes the impact of expensing stock options of approximately $0.05 per diluted common share. The expensing of stock options will commence January 1, 2006 in accordance with Statement of Financial Accounting Standards 123R, Share-Based Payment, A Revision of Accounting for Stock-Based Compensation.
2006 Investor Conference
     The company also announced it will hold its 2006 investor conference in New York City on Tuesday, February 28, 2006. The half-day event, led by AmerUs Group chairman and chief executive officer Thomas C. Godlasky, will be held at The Inter-Continental The Barclay New York (Lexington and East 48th Street) and will provide an update on AmerUs Group’s strategy, operations and key initiatives, among other items.
     Members of the investment community who wish to attend the event should contact the company’s investor relations department at (515) 362-3694.
     AmerUs Group Co. is an Iowa corporation located in Des Moines, Iowa, engaged through its subsidiaries in the business of marketing and distributing individual life insurance and annuity products in 50 states, the District of Columbia and the U.S. Virgin Islands. Its major operating subsidiaries include AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Indianapolis Life Insurance Company and Bankers Life Insurance Company of New York.
     As of September 30, 2005, AmerUs Group’s total assets were $24.5 billion and shareholders’ equity totaled $1.7 billion, including accumulated other comprehensive income.
Safe Harbor Statement
     This press release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in operations and financial results and the business and the products of the Company and its subsidiaries, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.
     Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future performance. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities: (a) general economic conditions and other factors, including prevailing interest rate levels and stock and bond market performance, which may affect our ability to sell our products, the market value of our investments and the lapse rate and profitability of policies; (b) our ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; (c) customer response to new products, distribution channels and marketing initiatives; (d) mortality, morbidity, and other factors which may affect the profitability of our insurance products; (e) our ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (f) changes in the federal income tax and other federal laws, regulations, and interpretations, including federal regulatory measures that may significantly affect the insurance business including limitations on antitrust immunity, the applicability of securities laws to insurance products, minimum solvency requirements, and changes to the tax advantages offered by life insurance and annuity products or programs with which they are used; (g) increasing competition in the sale of insurance and annuities and the recruitment of sales representatives; (h) regulatory changes, interpretations, initiatives or pronouncements, including those relating to the regulation of insurance companies and the regulation and sale of their products and the programs in which they are used; (i) our ratings and those of our subsidiaries by independent rating organizations which we believe are particularly important to the sale of our products; (j) the performance of our investment portfolios; (k) the impact of changes in standards of accounting; (l) our ability to integrate the business and operations of acquired entities; (m) expected protection products and accumulation products margins; (n) the impact of anticipated investment transactions; and (o) litigation or regulatory investigations or examinations.
     There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by the Company or on its behalf. Forward-looking statements speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statement.
     The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2004, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information related to our financial performance is located on our Web site at www.amerus.com

(1) Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated because management has not regularly projected the foregoing items. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on adjusted net operating income per share, to GAAP net income per share.